Exhibit 99.1

405 S 8th Street #201, Boise, ID 83702

NEWS RELEASE

May 16, 2022

Perpetua Resources Announces First Quarter 2022 Highlights

BOISE, ID – Perpetua Resources Corp. (Nasdaq: PPTA / TSX: PPTA) (“Perpetua Resources” or “Perpetua” or the “Company”) announced today that its unaudited condensed consolidated financial results for the period ended March 31, 2022 were filed. For details, please see the Company’s filings available on EDGAR and SEDAR.

Perpetua Resources’ vision is to provide the U.S. with a domestic source of the critical mineral antimony, develop one of the largest and highest-grade open pit gold mines in the country and restore an abandoned brownfield site. Perpetua Resources is focused on advancing the permitting for the Stibnite Gold Project through the National Environmental Policy Act (“NEPA”) process.

First Quarter 2022 and Recent Highlights:

•	Zero lost time incidents and zero reportable environmental spills in the first quarter of 2022
•	Strengthened Board with appointment of Laura Dove who brings three decades of external affairs and stakeholder management experience
•	Promoted Jessica Largent to CFO and hired Chris Fogg as Investor Relations Manager
•	Launched Sustainability Roadmap outlining 13 goals that will guide Perpetua
•	Released the Company’s first annual report as a U.S. domestic issuer
•	Continued productive mediation discussions with the Nez Perce Tribe and an extension to the stay on the Clean Water Act matter was recently granted through July 31, 2022
•	Prepared contractor competitive bid package for the stream diversion clean up work expected to begin this summer under the Administrative Settlement and Order on Consent (“ASAOC”)
•	Welcomed Idaho’s Congressional Delegation submitting floor remarks and issuing a statement supporting critical mineral independence
•	Stibnite Advisory Council began review of the first data collected from the Independent Water Quality Monitoring program

“Perpetua Resources had a productive quarter as we continued to advance our project through the permitting process, further strengthened our team and launched our Sustainability Roadmap,” said Laurel Sayer, President and CEO of Perpetua Resources. “I look forward to the public seeing how our project improvements are designed to leave water quality and overall habitat in better shape than today while also responsibly producing critical minerals for our national interests. I remain confident that the additional evaluation of our project will address the concerns raised during the last public review and we are hopeful that it will allow the U.S. Forest Service to designate a preferred project alternative in the third quarter of 2022.”

Permitting Update:

On February 22, 2022, Perpetua announced the U.S. Forest Service (“USFS”) is expected to publish the Supplemental Draft Environmental Impact Statement (“SDEIS”) for public review early in the third quarter of 2022. In the first quarter of 2022, the USFS completed all of the 17 specialist reports for cooperating agency review and recently circulated the preliminary SDEIS for cooperating agency review. The comprehensive scientific analysis by the USFS and cooperating agencies, combined with the additional public review of the SDEIS, fortify the rigorous process mandated by NEPA.

Responsible Mining. Critical Resources. Clean Future.

The Company also advanced work on several ancillary permits in the first quarter of 2022, which are being progressed in parallel with the NEPA process. The Air Permit to Construct draft permit was released for public comment by the Idaho Department of Environmental Quality (“IDEQ”) in January 2022. The public comment period closed in March 2022 after a 30 day extension. In addition, the Idaho Pollution Discharge Elimination System (“IPDES”) application for industrial outfalls was submitted in January and deemed complete in early March. Perpetua’s water rights permit application is continuing through the administrative process after being submitted to the Idaho Department of Water Resources (“IDWR”) in 2021.

For further information about Perpetua Resources Corp., please contact:

Chris Fogg

Investor Relations Manager

chris.fogg@perpetuacorp.us

Info@perpetuacorp.us

Mckinsey Lyon

Vice President External Affairs

media@perpetua.us

Website: www.perpetuaresources.com

About Perpetua Resources and the Stibnite Gold Project

Perpetua Resources Corp., through its wholly owned subsidiaries, is focused on the exploration, site restoration and redevelopment of gold-antimony-silver deposits in the Stibnite-Yellow Pine district of central Idaho that are encompassed by the Stibnite Gold Project. The Project is one of the highest-grade, open pit gold deposits in the United States and is designed to apply a modern, responsible mining approach to restore an abandoned mine site and produce both gold and the only mined source of antimony in the United States. Further advancing Perpetua Resources’ ESG and sustainable mining goals, the Project will be powered by the lowest carbon emissions grid in the nation and a portion of the antimony produced from the Project will be supplied to Ambri, a US-based company commercializing a low-cost liquid metal battery essential for the low-carbon energy transition.  In addition to the company’s commitments to transparency, accountability, environmental stewardship, safety and community engagement, Perpetua Resources adopted formal ESG commitments which can be found here.

Responsible Mining. Critical Resources. Clean Future.

Forward-Looking Information

Statements contained in this news release that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, disclosure regarding possible events, next steps and courses of action including actions to be taken by government agencies and regulatory bodies; predictions regarding improvements to water quality and other environmental conditions at the site; reduction of the Project footprint and the anticipated benefits and other effects thereof; our and Ambri, Inc.’s ability to perform under the supply agreement, which agreement is subject to certain conditions, including identification of one or more refiners to transform our antimony concentrate into antimony metal, and mutual agreement on certain material terms, including volume and pricing; the Sustainability Roadmap and the goals outlined thereunder; and the Stibnite Gold Project and the success of such project. In certain cases, Forward-Looking Information can be identified by the use of words and phrases or variations of such words and phrases or statements such as "anticipate", “expect” “plan”, “likely”, “believe”, “intend”, “forecast”, “project”, “estimate”, "potential", "could", "may", "will", "would" or “should”. In preparing the Forward-Looking Information in this news release, Perpetua Resources has applied several material assumptions, including, but not limited to, assumptions that the current exploration, development, environmental and other objectives concerning the Stibnite Gold Project can be achieved and that its other corporate activities will proceed as expected; that the goals outlined in the Sustainability Roadmap are achievable; that we and Ambri will be able to agree on the terms of the Ambri agreement; and that general business and economic conditions will not change in a materially adverse manner and that permitting and operations costs will not materially increase; that the review process under the NEPA (including any joint review process involving the USFS, the State of Idaho and other agencies and regulatory bodies) as well as the public review process and SDEIS will proceed in a timely manner and as expected; and that all requisite information will be available in a timely manner. Forward-Looking Information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Perpetua Resources to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. Such risks and other factors include, among others, changes in laws and regulations and changes in the application of standards pursuant to existing laws and regulations which may result in unforeseen results in the permitting process; uncertainty surrounding input to be received from regulators and community stakeholders; risks related to unforeseen delays in the review process including availability of personnel from the USFS, State of Idaho and other stated, federal and local agencies and regulatory bodies (including, but not limited to, future US government shutdowns); risks related to opposition to the Project; those factors discussed in Perpetua Resources' public filings with the U.S. Securities and Exchange Commission (the “SEC”) and its Canadian disclosure record. Although Perpetua Resources has attempted to identify important factors that could affect Perpetua Resources and may cause actual actions, events or results to differ materially from those described in Forward-Looking Information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that Forward-Looking Information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on Forward-Looking Information. For further information on these and other risks and uncertainties that may affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s filings with the SEC, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedar.com. Except as required by law, Perpetua Resources does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this news release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Responsible Mining. Critical Resources. Clean Future.

3